                                                                   EXHIBIT 10.25

                   AGREEMENT FOR PURCHASE AND SALE OF PROPERTY


         THIS AGREEMENT is made and entered into as of this 29th day of May, 1998, by and between UNIVERSAL ELECTRONICS INC., a Delaware corporation ("Seller"), and DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Buyer").

                                WITNESSETH THAT:

         WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. Definitions and Exhibits.

         1.1 Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

                  1.1.1 Agreement. This Agreement for Purchase and Sale of Property.

                  1.1.2 [Intentionally Omitted]

                  1.1.3 Building. A building containing approximately 64,432 square feet located at 1864 Enterprise Parkway in Twinsburg, Ohio.

                  1.1.4 Closing. The closing and consummation of the purchase and sale of the Property pursuant hereto.

                  1.1.5 Closing Date. The date on which the Closing occurs as provided in Section 11.1 hereof.

                  1.1.6 Confidential Information. The confidential information described in Section 6.1 hereof.

                  1.1.7 Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

                  1.1.8 Deed. The General Warranty Deed to be executed by Seller in the form attached hereto as Exhibit J.

                  1.1.9 Earnest Money. The amount deposited by Buyer in escrow with Escrow Agent as earnest money pursuant to the terms and conditions of
Section 3 hereof, together with any interest earned thereon.

                  1.1.10 Environmental Laws. Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to: (i) Emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) The use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) The regulation of storage tanks; or (iv) Otherwise relating to pollution or the protection of human health or the environment.

                  1.1.11 Escrow Agent. Land Title Agency, Inc., as agent for First American Title Insurance Company, and which is acting as Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and Section 3 hereof.

                  1.1.12 Escrow Agreement. That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof and attached hereto as Exhibit A and by this reference made a part hereof.

                  1.1.13 Hazardous Substances. All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, as well as these statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq, and the Hazardous Materials Transportation Act, 42 U.S.C. Sections 1801 et seq.; petroleum and petroleum products including crude oil and any fractions thereof, asbestos; and Natural gas, synthetic gas, and any mixtures thereof.

                  1.1.14 [Intentionally Omitted]

                  1.1.15 [Intentionally Omitted]

                  1.1.16 Improvements. The Building and any other buildings, structures and improvements located upon the Land, including Seller's interest in all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date).

                  1.1.17 Inspection Date. The Inspection Date set forth in
Section 6.3 hereof.

                  1.1.18 Land. All those tracts or parcels of land described in Exhibit B attached hereto and by this reference made a part hereof and all privileges, rights, easements, hereditaments and appurtenances thereto belonging, and all right, title and interest of Seller in and to any streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof).

                  1.1.19 [Intentionally Omitted]

                  1.1.20 Permitted Title Exceptions. Those matters identified on Exhibit D attached hereto and by this reference made a part hereof.

                  1.1.21 Property. All of Seller's right, title and interest in, to and under the following property:

                           (i) The Land;

                           (ii) The Improvements;

                           (iii) The personal property, together with all
replacements or additions thereto between the date hereof and the Closing Date (the "Personal Property") listed on Exhibit E attached hereto and by this reference made a part hereof;

                           (iv) The Surviving Service Contracts and Warranties;
and

                           (v) All rights of way or use, licenses, permits,
trade names and marks, plans, drawings, specifications, surveys, engineering reports, technical descriptions, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller.

                  1.1.22 Proration Date. The effective date of the prorations provided in Section 4.2 hereof, which is midnight on the eve of the Closing Date.

                  1.1.23 Purchase Price. The purchase price for the Property described in Section 4.1 hereof.

                  1.1.24 [Intentionally Omitted]

                  1.1.25 [Intentionally Omitted]

                  1.1.26 [Intentionally Omitted]

                  1.1.27 Service Contracts. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements that are in force and effect and affect the Property or the operation, repair or maintenance thereof, a complete list of such contracts or agreements being contained in Exhibit G attached hereto and by this reference made a part hereof.

                  1.1.28 Survey. The survey of the Land described in Section 6.4 hereof.

                  1.1.29 Surviving Service Contracts. Those Service Contracts which Buyer may elect in writing to assume, with Seller's consent, pursuant to
Section 7 below and which shall be assigned to Buyer at the Closing.

                  1.1.30 [Intentionally Omitted]

                  1.1.31 [Intentionally 0mitted]

                  1.1.32 Title Commitment. A commitment for an ALTA Form
B (1992) Owner's Title Insurance Policy for the Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Property on or after the date hereof, showing Seller as owner of the Property, and providing for full extended coverage over all general title exceptions contained in such policies and the following special endorsements: Zoning 3.1 (amended to include parking), Access, Restrictions, Utility, Comprehensive, Survey, Tax Parcel, Contiguity and Location.

                  1.1.33 Title Insurer. Land Title Agency, Inc. as agent for First American Title Insurance Company.

                  1.1.34 Warranties. Any and all warranties, guaranties and similar contracts in favor of Seller on equipment and improvements pertaining to the Property.

         1.2 Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

                           Exhibit A - Escrow Agreement

                           Exhibit B - Description of Land

                           Exhibit C - [Intentionally Omitted]

                           Exhibit D - Permitted Title Exceptions

                           Exhibit E - List of Personal Property

                           Exhibit F - [Intentionally Omitted]

                           Exhibit G - Service Contracts

                           Exhibit H - [Intentionally Omitted]

                           Exhibit I - Description of Litigation Affecting
                                       Seller or the Property

                           Exhibit J - Form of Deed

                           Exhibit K - [Intentionally Omitted]

                           Exhibit L - Non-Foreign Certificate

                           Exhibit M - Bill of Sale

                           Exhibit N - Assignment and Assumption of Surviving
                                       Service Contracts and Warranties

                           Exhibit O - [Intentionally Omitted]

                           Exhibit P - [Intentionally Omitted]

                           Exhibit Q - Lease

         Section 2. Purchase and Sale Agreement. Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase the Property.

         Section 3. Earnest Money.

         3.1 Earnest Money. Simultaneously herewith, Buyer has deposited with Escrow Agent the sum of Twenty Thousand Dollars ($20,000.00) as the earnest money deposit under this Agreement, which deposit, together with any interest or other income earned thereon (collectively, the "Earnest Money"), shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement.

         3.2 Disbursement. Whenever the Earnest Money is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be necessary or, in the opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

         Section 4. Purchase Price.

         4.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be One Million Seven Hundred Twenty Thousand Dollars ($1,720,000.00). The Purchase Price, as adjusted by the prorations provided in
Section 4.2 hereof and as reduced by the Earnest Money, which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price, shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

         4.2 Prorations. The following adjustments and prorations shall be made at Closing with Buyer treated as the owner of the Property on the date of
Closing:

                  4.2.2 Property Operating Expenses. Operating expenses for the Property (including payments under Surviving Services Contracts and any land lease assigned to Buyer pursuant hereto) shall be prorated and utilities shall be switched over by the parties outside of escrow as of midnight of the day prior to the Closing Date. Regardless of when invoices for same are received, Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property unless Buyer, at Buyer's option, shall purchase the deposits at Closing, in which event Seller shall assign to Buyer all of Seller's right, title and interest in such deposits. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date.

                  4.2.3 Closing Costs. Buyer shall pay one-half (1/2) of the premium of the Title Insurer for the Owner's Title Policy all recording and filing charges in connection with the instrument by which Seller conveys the Property, one-half (1/2) of all escrow or closing agent charges, the cost of any endorsements to Owner's Title Policy all costs of Buyer's Due Diligence, the cost of the Survey, and any other costs customarily paid by the Buyer pursuant to local practice. Seller shall pay one-half (1/2) of the premium of the Title Insurer for the Owner's Title Policy, all transfer taxes and similar charges, one-half (1/2) of all escrow or closing agent charges, and any other costs customarily paid by the Seller pursuant to local practice. Each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

                  4.2.4 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (ii) to Seller, Buyer shall pay the amount thereof to Seller at the Closing in United States dollars, by Federal Reserve System by wire transfer or other immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

                  4.2.5 Delayed Adjustment. If at any time following the Closing Date, the amount of an item listed in any section of this Section 4.2 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before six
(6) months after Closing. The provisions of this Section 4.2 shall survive the Closing for the aforesaid six (6) months period and not be merged therein. Seller's auditors and accountants shall be permitted full access to the books and records of the Property following Closing, without unreasonable interference with Buyer's operation of the Property, as reasonably necessary to permit such auditors and accountants to complete their audit of the Property for the Closing and for periods prior to Closing to complete Seller's records and to participate in any final adjustments pursuant to this Section 4.2.5.

         Section 5. Title to the Property. Seller, at Seller's expense, shall deliver the Title Commitment to Buyer within ten (10) days of the Contract
Date. Seller shall convey merchantable and marketable fee simple title to the Land and the Improvements to Buyer in the form of the Deed in recordable form, which shall expressly be made subject to the Permitted Title Exceptions. Buyer shall have until fifteen (15) days after receipt of the Title Commitment (together with legible copies of all documents noted as exceptions therein) and the Survey by which to examine title to the Property and to give written notice to Seller of any objections which Buyer may have. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects. If Buyer does give Seller timely notice of objection to any other title exceptions or defects, Seller shall use commercially reasonable efforts to cure or satisfy such objection by the Closing. If such objection is not so timely and reasonably cured or satisfied or undertaken to be reasonably cured or satisfied by Seller, then Buyer shall, within ten (10) days thereafter, elect, by written notice to be received by Seller on or before such tenth (10th) day, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceeds with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (a) above. If Seller does so reasonably cure or satisfy, or undertake to reasonably cure or satisfy, such objection to the satisfaction of Buyer, as determined in its sole discretion, then this Agreement shall continue in full force and effect. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Seller agrees not to further voluntarily alter or encumber in any way Seller's title to the Property after the Contract Date (except to the extent provided in Section 9 below) without Buyer's written consent. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove as a title exception (i) all mortgages, security deeds or other security instruments encumbering the Property, and (ii) all past due ad valorem taxes and assessments, owners association, roadway or other easement fees, dues or assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Property. In addition, Seller shall be obligated to remove, bond over or insure over any judgments against the Seller (which do not result from acts or omissions on the part of Buyer) which have attached to and become a lien against the Property.

         Section 6. Buyer's Inspection.

         6.1 Document Inspection. Buyer and Seller acknowledge that Buyer shall inspect the Property and shall examine, review and inspect the books and records relating to the ownership and operation of the Property pursuant to the terms hereof. To the extent Seller has such documents, Seller has made available to Buyer complete copies of each of the following documents related to the Property that it has in its possession as of the Contract Date:

                  (a) Copies of all service, management or brokerage contracts, personal property leases and other executory contracts respecting the Property. Seller shall update such list to a date which is not more than thirty (30) days prior to the Closing Date;

                  (b) Copies of real estate tax bills and assessments for the Property for the current year and for the past three (3) years;

                  (c) All engineering and architectural plans and specifications, drawings, site plans, surveys, soil boring test results, other test results, studies and as-built plans and specifications of the Property, traffic studies, and other construction and zoning materials for the Property;

                  (d) Operating statements and related documents and records for the Property, if any such documents exist;

                  (e) Copies of all certificates of occupancy for the building shell and for all occupied spaces, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction over the Property, relating to the construction, occupancy, operation or present use of the Property;

                  (f) The most recent budget for the Property, including income, operating expenses, property taxes and assessments and capital expenditures, if any such documents exist;

                  (g) A list of all personal property located on the Property and owned by Seller;

                  (h) Copies of all warranties and guaranties issued in connection with the Property;

                  (i) Copies of all environmental reports of the Property;

                  (j) Copies of any prior surveys of the Property;

                  (k) Copies of insurance policies and claims documentation for the current year and for the past three (3) years respecting the insurance maintained on the Property or any portion thereof;

                  (1) Any other information or documentation relating to the design, construction, layout, structure, mechanical, electrical and plumbing systems, fire protection systems and subsurface conditions relating to the Property; and

                  (m) Copies of all books, records, bills, invoices, and other documentation related to the ownership, construction and operation of the Property.

         6.2 Physical Inspection. Subject to any rights or restrictions under any of the Permitted Title Exceptions, Buyer and its agents shall have the right, from time to time prior to the Closing, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer's sole cost and expense. Buyer agrees to give Seller advance notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours to the extent practicable. Buyer agrees to conduct all examinations and surveys of the Property in a manner that will not harm or damage the Property or cause any claim adverse to Seller and agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, and including, in each instance, attorneys' fees and litigation costs, arising out of any action of any person or firm entering the Property on Buyer's behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred. Notwithstanding the foregoing, Buyer shall not be liable merely for the discovery of a pre-existing condition at the Property.

         6.3 Formal Inspection Period. Notwithstanding Buyer's right of inspection contained in Section 6.2 above, with respect to the condition of the Property, Buyer's obligation to close under this Agreement is subject to and conditioned upon Buyer's investigation and study of and satisfaction with the Property. Buyer shall have until forty-five (45) days after receipt of the items set forth in Section 6.1, and the Title Commitment with legible copies of the exception documents (the "Inspection Date") in which to make such investigations and studies with respect to the Property as Buyer deems appropriate, and to terminate this Agreement, by written notice to Seller, to be received on or before the Inspection Date, if Buyer is not, for any reason, satisfied with the Property. If Buyer falls to give notice of such termination, to be received by Seller on or before the Inspection Date, then Buyer's rights under this Section 6.3) to terminate shall be deemed to have been waived by Buyer.

         6.4 Survey. Buyer, at Buyer s expense shall obtain a current, ALTA/ACSM as-built survey of the Property in the form acceptable to Buyer (the "Survey"). The Survey shall (a) be completed in accordance with the minimum standard detail requirements for the ALTA Urban survey and certified to Seller, Buyer, Buyer's lender, Buyer's counsel, and the Title Company by such surveyor; (b) have one perimeter description of the Property; (c) show all casements, right-of-way, setback lines, encroachments and other matters affecting the use or development of the Property; (d) show the number and location of all parking spaces; (e) show the address, dimensions and location of the Improvements and the height and square footage thereof; (f) show the acreage of the Property; (g) certify the zoning of the Property; and (h) certify that no portion of the Property lies within a flood plain or wetlands area. The Deed to be delivered by Seller to Buyer at the Closing shall contain the legal description of the Property as shown on the Survey.

         6.5 Environmental Assessment. Buyer shall obtain, at Buyer's expense, a current ASTM Phase I environmental site assessment for the Property, performed by an environmental consultant acceptable to Buyer. If the Phase I environmental site assessment recommends that Phase II environmental site assessment be prepared, Buyer shall immediately notify Seller and the parties shall mutually determine how to allocate the cost of such Phase II assessment. Seller shall extend the Inspection Date until a reasonable period following completion of that Phase II assessment.

         Section 7. Service Contracts. Seller shall, at Seller's sole cost and expense, at or prior to the Closing, terminate all Service Contracts, except those Service Contracts, designated by Buyer within ten (10) days of the Closing Date to be Surviving Service Contracts, which Buyer elects to assume with Seller's consent.

         Section 8. Representations and Warranties. As of the Contract Date, Seller hereby warrants and represents to Buyer as follows:

         8.1 Service Contracts. A complete and accurate list and description of all of the Service Contracts is set forth in Exhibit G hereto. To Seller's knowledge, all such Service Contracts are in full force and effect in accordance with their respective terms. Seller has not given or received any notice of default under the Service Contracts, and Seller has no knowledge of any event which, with the passage of time or the giving of notice, would constitute a default thereunder.

         8.2 No Litigation. Except as described in Exhibit I attached hereto and by this reference made a part hereof, Seller has no knowledge nor has Seller received notice, of (a) any actual or pending litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property, (b) any violation of the Property's compliance with applicable fire safety laws, building code ordinances, zoning ordinances or any similar statutes, ordinances, laws, rules or regulations, (c) any condition, defect or inadequacy which, if not corrected, would result in the termination of, or increase in the cost of, insurance coverage, (d) any proceedings which could cause the change, redefinition or other modification of the zoning classifications or of other legal requirements applicable to the Property or any part thereof, or (e) any pending or threatened condemnation proceeding that would affect the Property.

         8.3 Boundary Lines of Land. There is no pending litigation or dispute, and Seller has no knowledge nor has Seller received notice, of any dispute, concerning the location of the lines and corners of the Land, and Seller has not been served with any legal action concerning the location of the lines and corners of the Land.

         8.4 Authority. Seller is a duly organized and validly formed corporation under the laws of the State of Delaware, is in good standing in the State of Ohio, is qualified to do business in the State in which the Land is located, is not subject to any involuntary proceeding for dissolution or liquidation thereof, and has obtained all requisite authorizations to enter into this Agreement with Buyer and to consummate and close the purchase and sale of the Property pursuant hereto. Seller's execution, delivery and performance of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of Seller's organizational documents or of any contract, instrument, law, governmental rule, regulation, judgment, decree or order to which Seller is a party or by which Seller is bound.

         8.5 No Rights to Purchase. Seller is the sole owner of the Property and, no person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property. No party other than Seller has or claims any unrecorded or undisclosed legal or equitable interest in the Property.

         8.6 Taxes and Assessments. Except as may be revealed in the public records where the Land is located, the Land is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Land. Seller has made no commitment to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Property which would impose an obligation upon Seller or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Property or upon separate lands. No governmental authority has imposed any requirement that Seller pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school taxes assessed against the Property. No federal, state or local taxing authority has asserted any tax deficiency, lien, interest or penalty, special assessment or other assessment against the Property or Seller which has not been paid; and there is no pending audit or inquiry from any federal, state or local tax authority or other matter relating to the Property or Seller of which Seller has notice or knowledge which reasonably may be expected to result in a tax deficiency, lien, interest, penalty, special assessment or other assessment against the Property or Seller.

         8.7 Environmental Matters. To Seller's knowledge, and except as may be revealed in any environmental report delivered to Buyer pursuant to Section 6.1 and 6.5 hereof:

                  (a) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any

Environmental Laws by Seller or by any predecessor-in-title or agent of Seller or by any other person at any time;

                  (b) no notification of release of a Hazardous Substance has been filed as to the Property, nor is the Property listed on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup;

                  (c) there are no above-ground or underground tanks or any other underground storage facilities located on the Property, and there have never been such tanks or facilities on the Property;

                  (d) the Property does not contain any PCBs, asbestos or urea formaldehyde; and

                  (e) the Property does not lie within or contain, in whole or in any part, any wetlands.

Seller has received no written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations against Seller or occupant of the Property related to (i) the disposal or release of solid, liquid or gaseous waste into the environment from the Property, (ii) the use, generation, transportation, treatment, storage, release, discharge, disposal or other handling of any Hazardous Substance on the Property, or (iii) any alleged violation of any Environmental Laws in relation to the Property.

         8.8 Non-Foreign Status. Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

         8.9 [Intentionally Omitted]

         8.10 Prorations. The information to be furnished by Seller on which the computation of prorations is based shall be true, correct and complete in all material respects.

         8.11 Personal Property. Except as shown on Exhibit E, Seller has good and marketable title to the Personal Property and each item thereof is free and clear of liens, security interests, encumbrances, leases and restrictions of every kind and description, except the Permitted Title Exceptions.

         8.12 Title to Property. The interest of Seller in the Service Contracts, Leases, and other Property is free and clear of all encumbrances and has not been assigned to any other person, except as reflected in the Permitted Title Exceptions.

         8.13 Utilities. All water, sewer, electric, natural gas, telephone and drainage facilities, and all other utilities required for the intended operation of the Property, are installed to the Property and are connected with valid permits. All utility lines serving the Property are located within the boundaries of the Property, within lands dedicated to public use, or within recorded easements for such purpose.

         8.14 Warranties. The warranties and guaranties made available to Buyer pursuant to Section 6.1 hereof are complete and accurate. All such warranties and guaranties are in full force and effect in accordance with their respective terms.

         8.15 Compliance. To the best of Seller's knowledge, after due inquiry
(i) all governmental approvals necessary for the construction and operation of the Property have been obtained and are in full force and effect, and (ii) the Property is in compliance with all zoning, building, health, traffic, environmental, flood control, fire safety and all other applicable rules, regulations, ordinances and statutes of all governmental entities having jurisdiction over the Property.

         8.16 Condition. To the best of Seller's knowledge, after due inquiry, all Improvements (including without limitation all pavement; elevators; roofs; mechanical, plumbing, drainage, structural, heating, ventilating and air-conditioning systems; or other systems at or servicing the Property and all other facilities and equipment relating thereto) are in good order and operating condition, free from physical or mechanical defects (whether latent or patent), and fully usable for their intended purpose.

         8.17 Seller's Knowledge. Whenever a representation and warranty made by Seller in this Section 8 is limited to Seller's knowledge, the phrase "Seller's knowledge" or any derivation thereof shall mean that Seller has made due inquiry as to the accuracy of the representations and warranties to those of its officers and supervising employees who are currently employed by Seller and who are or were responsible on behalf of Seller for the acquisition, development, management, operation and disposition of the Property and construction of the Improvements.

         8.18 Miscellaneous. It shall be a condition of Closing that the representations and warranties contained in this Section 8 are true and correct at Closing and Seller shall be deemed to have reaffirmed these representations and warranties at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing Date, Seller or Buyer shall immediately notify the other party in writing of such change. Seller shall then use its good faith efforts to cure such change after giving or receiving notice thereof as require herein. The Closing Date shall be automatically extended in order to allow Seller to cure such change. In the event Seller so cures such change, this Agreement shall remain in full force and effect. If Seller is unable to cure such change, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. In the event Buyer elects option (b) in the preceding sentence or in the event Buyer elects to Close with the knowledge that a representation or warranty of Seller herein is untrue or incorrect, the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations and warranties contained in this Section 8 shall survive Closing but shall terminate two (2) years after the Closing Date, unless a suit is filed thereupon in a court of competent jurisdiction on or before the expiration of said two (2) year period.

         Section 9. Operations Pending Closing. Seller, at its expense, shall use reasonable efforts to maintain the Property until the Closing Date or until the termination of this Agreement, whichever is earlier, substantially in its present condition, insured damage by fire or other casualty and condemnation excepted. Prior to the Inspection Date, Seller may enter into or agree to enter into any lease or other agreement concerning occupancy or use of any of the Property, other agreements concerning operation of the Property or any modification or amendment of any existing Service Contract, or any other agreement relating to the Property; and institute any summary or other eviction proceeding or action against any occupant; provided, however, that Seller shall deliver to Buyer a copy of any and all offers, proposals, claims or demands or amendments thereto and final agreements or settlements, at the same time such offers, proposals, claims or demands are delivered to the prospective occupant, service contractor or other entity; and provided further that Seller shall not enter into any lease, service, management or other agreement relating to the management or operation of the Property, including without limitation any personal property lease or purchase agreement, which is not terminable upon thirty (30) days notice to the other party. Seller agrees to consult with Buyer from time to time in connection with such activities. Within five (5) days after execution, Seller shall furnish Buyer with copies of any executed lease, agreement, modification or amendment entered into by Seller, or of any pleadings from any legal action filed by Seller against any occupant after the Contract Date and prior to Closing.

         On and after the Inspection Date and prior to Closing, Seller shall not, without the prior written consent of Buyer , enter into or agree to enter into any lease or other agreement concerning occupancy or use of any of the Property, other agreements concerning operation or ownership of the Property, or any modification or amendment of any existing Service Contract or any other agreement relating to the Property; or institute any summary or other eviction proceeding or action against any occupant of the Property.

         Seller hereby agrees, through and including the Closing Date and at Seller's sole cost and expense, to:

                  (a) keep all existing insurance policies affecting the Property or any portion thereof in full force and effect;

                  (b) use due diligence and commercially reasonable efforts to keep in full force and effect and/or to renew all licenses and permits, if any, pertaining to Seller's ownership or operation of the Property or any portion thereof;

                  (c) continue to provide all services currently provided by Seller with respect to the Property or any portion thereof, and to continue to operate, manage and maintain the Property in substantially the same manner as Seller currently operates, manages, repairs, replaces and maintains the Property; and

                  (d) keep Buyer timely advised of any repair or improvements required to keep the Property or any portion thereof in the condition required by this Agreement, and which cost in excess of Ten Thousand Dollars ($10,000.00).

         Seller hereby agrees to give Buyer written notice of any citation or other notice which Seller may receive, subsequent to the Contract Date and prior to the Closing Date, from any governmental authority and concerning any violation of any law, ordinance, code rule, regulation or order regulating the Property or the use thereof. Seller shall pay in full, prior to the Closing Date, all bills and invoices for labor, material and services relating to the Property which are attributable to the period prior to the Closing Date, subject to Closing prorations, and which Buyer is not otherwise responsible for paying pursuant to this Agreement.

         Section 10. Conditions to Closing. Buyer's obligation to proceed to Closing under this Agreement is subject to the following conditions precedent:

                  (a) Seller shall have performed and satisfied each and all of Seller's obligations under this Agreement;

                  (b) Each and all of Seller's representations and warranties set forth in this Agreement shall be true and correct at the Contract Date and at the Closing Date;

                  (c) There shall be no material change between the Contract Date and the Closing Date in the physical or financial condition or profitability of the Property or Improvements or in Seller's obligations with respect thereto;

                  (d) Buyer shall have received all corporate and partnership approvals to complete this transaction on or before the Inspection Date.

                  (e) Buyer, as Landlord, and Seller, as Tenant, shall have executed a lease for approximately 6,832 square feet located on the second floor mezzanine of the Building, which lease shall be in substantially the form attached hereto as Exhibit Q. The lease shall be for a term of four (4) years, with a modified gross rent of $4.75 per square foot, all as more particularly set forth in Exhibit Q.

In the event any of the foregoing conditions are not satisfied on the Closing Date, Buyer shall have no obligation to proceed to Closing and, unless Buyer shall deliver written notice to Seller that Buyer has waived any unsatisfied condition and will proceed to Closing, this Agreement shall cease and terminate, the Earnest Money shall be returned and paid to Buyer, and neither party shall have any further obligation hereunder. Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Buyer may have for Seller's default or breach of this Agreement.

         Section 11. Closing.

         11.1 Time and Place. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held at the offices of the Escrow Agent, on a date selected by Buyer and reasonably acceptable to Seller, which shall be on or before fifteen (15) days after the expiration of the Inspection Period, unless the Closing Date is postponed pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing.

         11.2 Closing Documents. For and in consideration of, and as a condition precedent to Buyer's delivery to Seller of the Purchase Price, Seller shall obtain and deliver to Buyer at the Closing the following documents (all of which shall be duly executed and witnessed, which documents Buyer agrees to execute where required):

                  11.2.1 A Deed, in the form attached as Exhibit J here to and by this reference made a part hereof, conveying to Buyer all of Seller's right, title and interest in and to the Property, subject to the Permitted Title Exceptions and such other exceptions as are permitted by Section 5 hereof;

                  11.2.2 A Non-Foreign Certificate, in the form attached as Exhibit L hereto and by this reference made a part hereof;

                  11.2.3 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

                  11.2.4 An original executed counterpart or certified copy of each Surviving Service Contract;

                  11.2.5 A Bill of Sale for all Personal Property, in the form attached as Exhibit M hereto and by this reference made a part hereof;

                  11.2.6 An Assignment and Assumption of Surviving Service Contracts and Warranties, in the form attached hereto as Exhibit N and by this reference made a part hereof;

                  11.2.7 If applicable, a properly-completed property transfer tax return, in form and substance appropriate to the jurisdiction in which the Property is located;

                  11.2.8 A Closing Statement;

                  11.2.9 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard exceptions from an owner's title insurance policy which are capable of being removed by such an affidavit; and

                  11.2.10 Such further instructions, documents and information, including, but not limited to a Form 1099, as Buyer, Seller or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

         Section 12. Default and Remedies.

         12.1 Buyer's Default. In the event of a default by Buyer under the terms of this Agreement, Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled, as its sole and exclusive remedy hereunder, to retain the Earnest Money as full liquidated damages for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller's damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Buyer covenants not to bring any action or suit challenging the amount of liquidated damages provided hereunder in the event of such default. This provision shall expressly survive the termination of this Agreement.

         12.2 Seller's Default. In the event of a default by Seller under the terms of this Agreement which is first discovered by Buyer prior to the Closing and is not cured by Seller as provided hereunder, Buyer's sole and exclusive remedies hereunder shall be to either terminate this Agreement and receive a refund of the Earnest Money from Escrow Agent, or to seek specific performance of Seller's obligations under this Agreement, together with any damages caused by Seller's default hereunder.

         Section 13. Condemnation or Destruction.

         13.1 Condemnation. Seller hereby represents and warrants that Seller has no knowledge of any action or proceeding pending, instituted or threatened for condemnation or other taking of all or any part of the Property by friendly acquisition or statutory proceeding. Seller agrees to give Buyer immediate written notice of such actions or proceedings that may result in the taking of all or a part of the Property. If, prior to the Closing, all or any material part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receiving Seller's notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

         13.2 Damage or Destruction. If, prior to the Closing, all or any material part of the Property is damaged or destroyed by any cause, Seller agrees to give Buyer immediate written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receipt of Seller's notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

         13.3 Termination. If this Agreement is terminated as a result of the provisions of either Section 13.1 or Section 13.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money from Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

         13.4 Awards and Proceeds. If Buyer does not elect to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards, payments or insurance proceeds for the actual value of the property lost or destroyed, up to but not in excess of the Purchase Price, that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in writing by Buyer. In addition there shall be credited to Buyer against the Purchase Price the amount of any insurance deductible or other limitation on insurance proceeds.

         Section 14. Assignment.

         14.1 Assignment by Buyer. Except as herein expressly provided, Buyer shall not, without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion, assign any of Buyer's rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity. If any assignment is made with the consent of Seller, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee. Notwithstanding anything to the contrary contained herein, Buyer may assign this Agreement and all of its interests herein to an entity related to Buyer without the consent of, but with notice to, Seller. Upon such assignment or nomination, the assignee or nominee shall have and be subject to all the rights, benefits, duties and obligations of Buyer hereunder, but Buyer shall not be released from any liability or obligation of Buyer hereunder.

         14.2 Assignment by Seller. From and after the Contract Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

         Section 15. Buyer's Representation and Warranty. Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that it is a validly formed limited partnership under the laws of Indiana; that it is in good standing in the state of its organization and qualified to do business in the State in which the Land is located; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that it has all requisite authorizations to enter into this Agreement; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do. If Buyer does not terminate this Agreement on or before the Inspection Date, Buyer shall be deemed to have represented and warranted to Seller as of the Inspection Date and the Closing Date that Buyer has all requisite authorization to consummate the transactions contemplated hereby.

         Section 16. Broker and Broker's Commission. Buyer and Seller each warrant and represent to the other that such party has not employed a real estate broker or agent in connection with the transaction contemplated. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other's representation herein being untrue. This Section 16 shall expressly survive the Closing hereunder.

         Section 17. Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail, return receipt requested, postage prepaid, or by electronic transfer with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

        SELLER:             Universal Electronics Inc.
                            Attn: Paul Arling
                            1864 Enterprise Parkway
                            Twinsburg, OH 44087
                            Phone: (216)487-1110
                            Fax: (216) 963-7652

        BUYER:              Duke Realty Limited Partnership
                            Attn: Peter N. Anderson
                            8888 Keystone Crossing, Suite 1200
                            Indianapolis, IN 46240
                            Phone: (317) 574-3520
                            Fax: (317) 574-3509

        With a copy to:     Bose McKinney & Evans
                            Attn: Tammy K. Haney, Esq.
                            8888 Keystone Crossing, Suite 1500
                            Indianapolis, IN 46240
                            Phone: (317) 574-3708
                            Fax: (317) 574-3716

Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by electronic transfer device.

         Section 18. Miscellaneous.

         18.1 Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

         18.2 No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

         18.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

         18.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 14 above).

         18.5 Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

         18.6 Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions and other title matters allowed under Section 5 hereof.

         18.7 Date For Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         18.8 Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

         18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

         18.10 Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

         18.11 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

         18.12 Confidentiality. Buyer and Seller covenant and agree that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, and all information concerning the Property (including, without limitation, all information obtained by Buyer prior to the Closing Date) shall be kept in strictest confidence by Buyer and Seller prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Buyer may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders, analysts, consultants and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Buyer and Seller from making (a) a disclosure to officers, employees and those agents, contractors or vendors which need to know in order to assist Buyer in its purchase of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or (c) any disclosure which is reasonably necessary to protect any such party's interest in any action, suit or proceeding brought by or against such party and relating to the Properties or the subject matter of this Agreement.

         18.13 Attorneys' Fees. In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the nonprevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

         18.14 Like-Kind Exchange. Buyer shall have the right to acquire the Property as part of a transaction that Buyer intends to qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code. Seller shall make all reasonable efforts to cooperate with Buyer, provided, however, that the date of Closing hereunder shall not thereby be delayed, Seller shall not be obligated to incur any additional expenses and Buyer shall defend, indemnify and hold harmless Seller against any and all losses, costs, expenses and liabilities which may arise out of such tax-deferred exchange. To facilitate such exchange, Buyer shall have the right to assign all of its right, title and interest in this Agreement to a qualified intermediary and to require Seller to convey the Property to that intermediary pursuant to the terms of this Agreement.

         18.15 Financial Information. At Buyer's request, Seller shall provide buyer with whatever financial information Seller may have with respect to the operation and maintenance of the Property.

         18.16 Sign. Seller agrees that Buyer may install Buyer's sign advertising the Property for lease in a location mutually acceptable to Buyer and Seller upon the execution of this Agreement. Buyer shall pay the cost and expense of installing, maintaining, repairing and removing such sign. If this Agreement is terminated by Buyer prior to the expiration of the Inspection Date, Buyer will promptly remove such sign.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

                                        SELLER:

                                        UNIVERSAL ELECTRONICS INC.,
                                        a Delaware corporation


                                        By: /s/ PAUL ARLING
                                            ------------------------------------
                                        Printed: PAUL ARLING
                                                --------------------------------
                                        Title: CHIEF FINANCIAL OFFICER

                                        BUYER:
                                        DUKE REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership

                                        By:   Duke Realty Investments, Inc.,
                                              an Indiana corporation, as general
                                              partner


                                        By:  /s/ PETER N. ANDERSON
                                             -----------------------------------
                                             Peter N. Anderson, Assistant
                                             Vice President Acquisitions

                                    EXHIBIT A

                                ESCROW AGREEMENT


         THIS AGREEMENT is made and entered into this _ day of 199__, by and among ________________________________________________ a(n) ("Seller"), and DUKE
REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Buyer"), and _____________________________("Escrow Agent").

         WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Property (the "Purchase Agreement") dated as of __________, 199_, for the sale and purchase of that certain real property described therein; the Purchase Agreement is attached hereto as Exhibit A and by this reference made a part hereof, and all terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement; and

         WHEREAS, Buyer and Seller desire to have Escrow Agent hold the Earnest Money in escrow, as required by the Purchase Agreement and pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

         1. Buyer and Seller appoint ________________ as Escrow Agent hereunder.

         2. Simultaneous with the execution of this Escrow Agreement, Buyer will deliver and deposit with Escrow Agent the amount of $ _________________, representing the initial earnest money deposit required by Section 3 of the Purchase Agreement (such deposit, together with the earnings thereon, the "Earnest Money"). The Escrow Agent agrees to immediately deposit the Earnest Money in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required by the Purchase Agreement, using Buyer's e.i.d. number.

         3. Upon the Closing Date, Escrow Agent shall apply the Earnest Money, together with any accrued interest thereon, to the Purchase Price as required by the Purchase Agreement.

        4. Within fifteen (15) days after written notification from both Buyer and Seller that the sale contemplated by the Purchase Agreement shall not take place, Escrow Agent shall deliver the Earnest Money as required by the Purchase Agreement.

         5 . Buyer and Seller hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent's gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or Omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or Omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Purchase Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and reasonable attorneys' fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Buyer and Seller, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in Summit County, Ohio all money or property in Escrow Agent's hands held under the terms of this Agreement and the Purchase Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Purchase Agreement.

         6. Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement. Escrow Agent's address for notice purposes is as follows:




                                        ----------------------------------------
                                        Attn:
                                             -----------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Telephone:
                                                  ------------------------------
                                        Facsimile:
                                                  ------------------------------

         7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without reference to the conflicts of laws or choice of law provisions thereof.

         8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and sealed as of the date first written above.


                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Printed Name and Title

                                             "SELLER"

                                        DUKE REALTY LIMITED
                                        PARTNERSHIP, an Indiana limited
                                        partnership

                                        By: Duke Realty Investments, Inc.,
                                            its general partner


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                             "BUYER"

                                        ESCROW AGENT:


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                          EXHIBIT A TO ESCROW AGREEMENT

                            [THE PURCHASE AGREEMENT]

                                    EXHIBIT B

                               DESCRIPTION OF LAND

                     [To be attached upon receipt of survey]

                                    EXHIBIT C

                             [Intentionally Omitted]

                                    EXHIBIT D

                           PERMITTED TITLE EXCEPTIONS


1. Taxes and assessments becoming a lien in the calendar year in which the Closing occurs but which are not, as of the date of Closing, due and payable.

2. Other title exceptions listed in Buyer's Title Commitment and acceptable to Buyer.

                                    EXHIBIT E

                           LIST OF PERSONAL PROPERTY

                           [To be provided by Seller]

                                    EXHIBIT F
                             [Intentionally Omitted]

                                    EXHIBIT G
                                SERVICE CONTRACTS

                                      None

                                    EXHIBIT H
                             [Intentionally Omitted]

                                    EXHIBIT I
           DESCRIPTION OF LITIGATION AFFECTING SELLER OR THE PROPERTY

                                      None

                                    EXHIBIT J

                              GENERAL WARRANTY DEED


__________________________________, a(n) _______________________ ("Grantor"),
for valuable consideration paid, GRANTS WITH GENERAL WARRANTY COVENANTS unto _______________________________________, a(n) _______________________
("Grantee"), whose tax mailing address is ______________________________, the real property situated in the County of _________________________, City of __________________, State of Ohio and being further described in the attached Exhibit A, incorporated herein by reference, subject to real estate taxes not delinquent, public rights-of-way, matters that would be disclosed by an accurate survey or physical inspection of the real estate and all matters of record.

        Prior instrument reference: Volume __________, Page __________ of the Official Records of ___________ County, Ohio.

        Parcel #________________
        Address:________________
                ________________


        The undersigned person executing this deed on behalf of Grantor represents and certifies that he is a duly elected officer of Grantor and has been fully empowered, by proper resolution of the Board of Directors of Grantor, to execute and deliver this deed; that Grantor has full corporate capacity to convey the real estate described herein; and that all necessary corporate action for the making of such conveyance has been taken and done.


        IN WITNESS WHEREOF, Grantor has caused this General Warranty Deed to be executed this ___________ day of __________, 19__.


Signed and Acknowledged
in the Presence of:


                                       _________________________________________

__________________________             By:______________________________________
__________________________
(Printed)
                                       Printed:_________________________________
__________________________
__________________________
(Printed)                              Title:___________________________________

STATE               )
                    )SS:
COUNTY OF           )

        Before me, a Notary Public in and for said County and State, personally appeared ____________, by me known and by me known to be the ______________ of ______________ _____________, who acknowledged the execution of the foregoing "General Warranty Deed" on behalf of said ______________.

        WITNESS my hand and Notarial Seal this _______ day of ____, 199__.




                                       -----------------------------------------
                                       Notary Public

                                       -----------------------------------------
                                       (Printed Signature)

My Commission Expires:_________________

My County of Residence:________________





This instrument prepared by _______________________, Attorney-at-Law, Duke Realty Investments, Inc., 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240.

                                    EXHIBIT K
                             [Intentionally Omitted]

                                    EXHIBIT L


                 CERTIFICATE AND AFFIDAVIT OF NON-FOREIGN STATUS


        The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

        1. The undersigned is currently the __________________________, of _____________________________________, a(n) _____________________________
organized and existing under the laws of the State of __________________ (the "Corporation"), and that the address of the Corporation is _______________________ Suite _________, __________________________.


        2. The Corporation is not a "non-resident alien" for purposes of United States income taxation or otherwise a "foreign person," as defined in
Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the "Code").

        3. The Corporation's United States taxpayer identification number or, if applicable, Social Security Number is ______________.

        4. The undersigned is making this Certificate and Affidavit pursuant to the provisions of the Code in connection with the sale of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Corporation to Duke Realty Limited Partnership (the "Transferee"), which sale constitutes the disposition by the Corporation/Partnership of a United States real property interest, for the purposes of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

        5. The undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

        6. Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and hereby certify that it is true, correct and complete.

Certified, sworn to and subscribed before me this _______ day of __________, 19__.


___________________________
Notary Public                            ...........................(SEAL)


My Commission Expires:



___________________________
(NOTARIAL SEAL)

                                    EXHIBIT M

                                  BILL OF SALE

        THIS BILL OF SALE is executed and delivered as of the ____ day of ____________, 19___, by ________________________________, a(n)
_________________________ (hereinafter referred to as "Seller"), to DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

        WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Purchaser the improved real property (the "Property") described on Exhibit A attached hereto and incorporated herein by reference; and

        WHEREAS, in connection with such conveyance of the Property, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller all right, title and interest of Seller in and to the personal property, if any, owned by Seller and located on the Property (hereinafter referred to as the "Personal Property") and identified on Exhibit B attached hereto and incorporated herein by reference;

        NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

        1. Sale and Conveyance. Seller hereby sells, transfers and conveys unto Purchaser, its successors and assigns, all right, title and interest of Seller in and to the Personal Property.

        2. Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of _________________________, without reference to the conflicts of laws or choice of law provisions thereof.

        3. Binding Effect. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators legal representatives, successors and assigns.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and sealed by its duly authorized signatory as of the day and year first above written.


                                       _________________________________________

                                       By:______________________________________
                                          Signature

                                       _________________________________________
                                       Printed Name and Title

                            EXHIBIT A TO BILL OF SALE
                         [LEGAL DESCRIPTION OF PROPERTY]

                            EXHIBIT B TO BILL OF SALE
                        [PERSONAL PROPERTY SOLD TO BUYER]

                                    EXHIBIT N


                          ASSIGNMENT AND ASSUMPTION OF
                   SURVIVING SERVICE CONTRACTS AND WARRANTIES


        THIS ASSIGNMENT is made and entered into as of this _____ day of ___________, 19___, by and between ______________________, a(n)
__________________ (hereinafter referred to as "Assignor"), and DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (hereinafter referred to as "Assignee").

                                   WIINESSETH:

        WHEREAS, contemporaneously with the execution and delivery hereof, Assignor has sold and conveyed to Assignee all that tract or parcel of land more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the "Property"); and

        WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to all service, management, equipment, labor, material, maintenance, repair, lease commission and other contracts relating to the maintenance, repair or operation of the Property which have not been terminated by Assignor as of the date hereof and continue in force and effect which are set forth in Exhibit B attached hereto and incorporated herein (hereinafter collectively referred to as the "Surviving Service Contracts"); and

        WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under the Surviving Service Contracts from and after the date of this Assignment;

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

        1. Transfer and Assignment. Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Surviving Service Contracts, together with all warranties and guaranties (collectively, the "Warranties") in favor of Assignor on equipment and improvements on the Property (to the extent said Warranties are assignable by Assignor), including those set forth in Exhibit C attached hereto and incorporated herein. If any of the Warranties are not assignable by Assignor, Assignor agrees to fully cooperate with Assignee, but without cost or expense to Assignor, to enforce such Warranties for the benefit of Assignee.

        2. Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Surviving Service Contracts and the Warranties arising from and after, but not before, the date of this Assignment.

        3. Indemnity. Assignor hereby indemnifies and holds Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignor's failure, prior to the date hereof, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the Assignor under the Surviving Service Contracts and the Warranties to be observed, performed or discharged with respect to the period prior to the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignee's failure, from and after the delivery of this Assignment, to observe, perform and discharge all covenants, obligations and liabilities with respect to the period on and after, but not before, the date of this Assignment.

        4. Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of ______________, without reference to the conflicts of laws or choice of law provisions thereof.

        5. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

             IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed and sealed by its duly authorized signatory as of the day and year first above written.


                                    ASSIGNOR:


                                    --------------------------------------------


                                    By:
                                        ----------------------------------------
                                       Signature


                                        ----------------------------------------
                                        Printed Name and Title





                                    ASSIGNEE:

                                    DUKE REALTY LIMITED
                                    PARTNERSHIP, an Indiana limited
                                    partnership

                                    By:   Duke Realty Investments, Inc.,
                                          an Indiana corporation, as general
                                          partner


                                          By:
                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Printed Name and Title

          EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE
                             CONTRACTS AND WARRATIES

                         [LEGAL DESCRIPTION OF PROPERTY]


          EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE
                            CONTRACTS AND WARRANTIES

              [LIST OF SURVIVING SERVICE CONTRACTS, INCLUDING LEASE
                             COMMISSION AGREEMENTS]

          EXHIBIT C TO ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE
                            CONTRACTS AND WARRANTIES

                       [LIST OF WARRANTIES AND GUARANTIES]

                                    EXHIBIT 0

                             [Intentionally Omitted]

                                    EXHIBIT P

                             [Intentionally Omitted]

                                    EXHIBIT Q



                                 LEASE AGREEMENT


      THIS LEASE is executed this day ___ of ________________, 1998, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and Universal Electronics, a(n) _________________ ("Tenant").

                                   WITNESSETH:

                         ARTICLE 1 - LEASE OF PREMISES

      Section 1.01. Basic Lease Provisions and Definitions.

A. Building Address: 1864 Enterprise Parkway, Twinsburg, Ohio, (the "Building"); located in Business Center (the "Park");

B.    Rentable Area: approximately 6832 rentable square feet;

      Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time. Landlord's determination of Rentable Area made in good faith shall conclusively be deemed correct for all purposes hereunder, including without limitation the calculation of Tenant's Building Expense Percentage and Tenant's Minimum Annual Rent.

C.    Tenant's Proportionate Share: 10.60%;

D.    Minimum Annual Rent: $32,452.00

E.    Monthly Rental Installments: $2,704.33

F.    Term: Four (4) years and N/A ( ) months;

G.    Commencement Date: April 1, 1998 or upon closing and title transfer.

H. Security Deposit: $ to be mutually agreed upon between tenant and landlord.

I.    Guarantor(s): Universal Electronics;

J. Brokers: Duke Realty Limited Partnership representing Landlord and N/A representing Tenant,

      Duke Realty Limited Partnership will [not] share the broker's compensation with other brokers who may represent Tenant

K.    Permitted Use: Customer service and telemarketing center.

L.    Address for notices:

      Landlord:      Duke Realty Limited Partnership
                     6000 Freedom Square Drive, Suite 500
                     Independence, OH 44131

Tenant:
          -------------------------------

          -------------------------------

          -------------------------------

          -------------------------------


Address for rental and other payments;

          Duke Realty Limited Partnership
          P.O. Box 931845
          Cleveland, OH 44193-1186

      Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, that portion of the Building described in the Basic Lease Provisions and outlined on Exhibit A attached hereto (the "Leased Premises"). Landlord also grants to Tenant, together with and subject to the rights granted from time to time by Landlord to other tenants and occupants of Landlord's premises, the right to use the common parking area adjoining the Building.

                         ARTICLE 2 - TERM AND POSSESSION

      Section 2.01. Term. The term of this Lease ("Lease Term") shall be the period of time specified in the Basic Lease Provisions and shall commence on the Commencement Date described in the Basic Lease Provisions. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises (including any tenant finish improvements constructed thereon) and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises as described above, even though Tenant may not have executed the letter of understanding.

      Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B, so that the Leased Premises will be available for Tenant's occupancy by the Commencement Date, unless prevented by causes beyond Landlord's reasonable control. Such improvements shall be in accordance with and at the expense of the party indicated on Exhibit B.

      Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, in broomclean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord; promptly repair any damage caused by such removal; and restore the Leased Premises to the condition existing prior to the installation of the items so removed. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, and Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All property of Tenant which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

      Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% of the Monthly Rental Installment in effect at the end of the Lease Term (plus Additional Rent as provided in Article 3 hereof), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate.

                                ARTICLE 3 - RENT

      Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated based on the number of days during the month this Lease was in effect in relation to the total number of days in such month.

      Section 3.02. Annual Rental Adjustment.

A. Definitions. For purposes of this Section 3.02, the following definitions shall apply:

      1. "Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses, Tenant's Proportionate Share of Real Estate Taxes and Insurance, and Tenant's Proportionate Share of Groundskeeping Expenses for a particular calendar year.

      2. "Operating Expenses" - shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the common areas and the land) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied including by way of illustration and not limitation: water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; tools and supplies; repair costs; security services; license, permit and inspection fees; commercially reasonable management fees and administrative expenses; wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements that produce a reduction in operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; maintenance and repair costs, and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. Notwithstanding the foregoing, Operating Expenses as defined herein shall exclude Groundskeeping Expenses (as hereinafter defined).

      3. "Real Estate Taxes and Insurance" - shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license or permit fee, commercial rental tax, improvement bond or bonds, levy or tax (other than federal or state inheritance, personal income or estate taxes) imposed upon the Building and/or the land by any authority having the direct or indirect power to tax, including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, including costs and expenses of contesting the validity or amount of any such taxes; and all insurance premiums.

      4. "Groundskeeping Expenses" - shall mean all costs and expenses associated with landscaping, snow removal, parking lot maintenance and exterior lighting incurred in the operation and maintenance of the Building and common areas.

      5. "Building Expense Percentage" - shall mean the percentage specified in Item C of the Basic Lease Provisions. This Percentage was determined by dividing the rentable area in the Leased Premises by the total rentable area in the Building.

      6. "Tenant's Proportionate Share of Operating Expenses" shall be an amount equal to Tenant's Building Expense Percentage multiplied by the remainder of (i) Operating Expenses for a particular calendar year less (ii) the actual operating Expenses for calendar year 1997, provided that such amount shall not be less than zero.

      7. "Tenant's Proportionate Share of Real Estate Taxes and Insurance" - shall be an amount equal to Tenant's Building Expense Percentage multiplied by the remainder of (i) Real Estate Taxes and Insurance for a particular calendar year less (ii) the actual Real Estate Taxes and Insurance for calendar year 1997, provided that such amount shall not be less than zero.

      8. "Tenant's Proportionate Share of Groundskeeping Expenses - shall be an amount equal to Tenant's Building Expense Percentage times the Groundskeeping Expenses for a particular calendar year.

B. Payment Obligation. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, the Annual Rental Adjustment for each such calendar year or portion thereof.

      1. Payment of Estimated Annual Rental Adjustment - The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. In the event the Lease Term shall commence in a calendar year, Tenant shall be furnished with said notice on the Commencement Date. Tenant shall pay to Landlord each month, at the same time the Monthly Rental installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

      2. Increases in Estimated Annual Rental Adjustment - If any expenses comprising the Annual Rental Adjustment increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

      3. Adjustment to Actual Annual Rental Adjustment - Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. For any fractional portion of a calendar year at the commencement or termination of this Lease, any such deficiency or overage shall be settled and adjusted between the parties after the end of that calendar year in the same manner as above, but prorated based on the number of days of the Lease Term within such calendar year.

      4. Tenant verification - Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of the Annual Rental Adjustment, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

      Section 3.03. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated costs and expenses, including administrative costs and attorneys' fees, if Tenant fails to timely pay any payment required hereunder. Therefore, as compensation for such additional expenses, and in addition to the other remedies available to Landlord hereunder, if any payment of Minimum Rent or any other sum or charge required to be paid by Tenant to Landlord hereunder shall become overdue for a period of five (5) days, a late charge of seven percent (7%) of the payment so due shall be paid by Tenant as additional rent. In addition, if Tenant fails to pay within fifteen (15) days after the same is due and payable any sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

                          ARTICLE 4 - SECURITY DEPOSIT

      Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as specified in the Basic Lease Provisions as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in this Lease on the part of Tenant to be performed, including but not limited to the payment of the rent. In the event of a default by Tenant of any term, condition or covenant herein contained, Landlord may apply all or any part of such security deposit to curing all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the security deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the security deposit to Tenant.

                                 ARTICLE 5 - USE

      Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely as provided in the Basic Lease Provisions, and for no other purposes without the prior written consent of Landlord.

      Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

      (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any Rules and Regulations that may be adopted by Landlord from time to time.

      (b) Tenant shall not (i) use the Leased Premises for any unlawful purpose or act, (ii) commit or permit any waste or damage to the Leased Premises, (iii) store any inventory, equipment or any other materials outside the Leased Premises, or (iv) do or permit anything to be done in or about the Leased Premises or appurtenant common areas which constitutes a nuisance or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any Rules and Regulations.

      (c) Tenant shall not overload the floors of the Leased Premises as to cause damage to the floor. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

      (d) Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

      (e) Tenant may, at its own expense, erect a sign concerning its business which shall be in keeping with the decor and other signs on the Building, provided that such sign is first approved by Landlord in writing. Landlord's approval, if given, may be conditioned upon such criteria as Landlord deems appropriate to maintain the area in a neat and attractive manner. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant shall promptly remove the sign and repair any resulting damage to the Leased Premises or Building.

      Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the appurtenant common areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

      (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper.

      (b) Landlord shall have the right at any time to change or otherwise alter the appurtenant common areas. Landlord may control the appurtenant common areas in such manner as it deems necessary or proper.

      (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time, and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. If Tenant is not present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                  ARTICLE 6 - UTILITIES AND SERVICES

      Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including but not limited to: natural gas, heat, light, electrical power, telephone, janitorial service, refuse disposal and other utilities and services. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Leased Premises; and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

                  ARTICLE 7 - MAINTENANCE AND REPAIRS

      Section 7.01. Tenant's Responsibility. During the term of this Lease, Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems. Tenant, at its expense, shall obtain a preventative maintenance contract on the heating, ventilating and air-conditioning systems which shall be subject to Landlord's reasonable approval. Tenant shall provide Landlord with a copy of the preventative maintenance contract no later than ninety (90) days after the Commencement Date. The preventative maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

      Section 7.02. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs at Tenant's expense.

      Section 7.03. Alterations. Tenant shall not permit structural or non-structural alterations or additions in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations or improvements, except movable office furniture and equipment and trade fixtures, shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. If Landlord consents to Tenant's performance of alterations or additions to the Leased Premises, Tenant shall ensure that all alterations and improvements which are made or necessitated thereby shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing by bonding or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien.

                          ARTICLE 8 - CASUALTY

      Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Any insurance proceeds not used by Landlord in restoring or repairing the Leased Premises shall be the sole property of Landlord. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage thereto. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the date on which the insurance claim is adjusted; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate and cancel this Lease; and all further obligations hereunder shall thereupon cease and terminate.

      Section 8.02. Fire and Extended Coverage Insurance. During the term of this Lease, Landlord shall maintain fire and extended coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents, and invitees. Tenant hereby expressly waives any right of recovery against Landlord (or any other tenant of the Building) for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents, and invitees; and, notwithstanding the provisions of Section
9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's fire and extended coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this section shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease and agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.

                         ARTICLE 9 - LIABILITY INSURANCE

      Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the appurtenant common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the appurtenant common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord and hold it harmless from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or appurtenant common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in Section 8.02 and except for that caused solely and directly by Landlord's negligence. Notwithstanding the foregoing, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.02.

      Section 9.02. Tenant's Insurance. Tenant, in order to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.    Worker's Compensation: minimum statutory amount.

B. Comprehensive General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.

C. Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.    Business interruption insurance.

The insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

                           ARTICLE 10 - EMINENT DOMAIN

      If all or any substantial part of the Building or appurtenant common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain in such a manner that the Leased Premises shall become unusable by Tenant for the purpose for which it is then being used, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession of the Leased Premises or part thereof is so taken. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Leased Premises is taken. All damages awarded shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant's stock, equipment and fixtures and other moving expenses.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

      Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. If Landlord consents to such assignment or subletting, Tenant shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but not limited to payment of Minimum Rent and Additional Rent as provided herein. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall not be entitled to keep such excess, and Tenant shall pay to Landlord one hundred percent (100%) of any such excess rental upon receipt.

      Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's discretion and opinion (i) the use of the Leased Premises is or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is deemed unacceptable; or
(iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder or is less than that of Tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

      Section 12.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance.

      Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Within ten
(10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost:

      (a) any instrument which Landlord may deem necessary or desirable to confirm the subordination of this Lease. If Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

      (b) an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder.

      (c) Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Tenant shall, in the event any proceedings are brought to foreclose any such mortgage, attorn to the purchaser through foreclosure or deed in be allowed to continue in as provided for in this Lease default. Tenant shall, in the to foreclose any such upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

      Section 12.03. Lender's Rights. Landlord shall have the right, at any time and from time to time, to notify Tenant in writing that Landlord has placed a mortgage on the Building, specifying the identity of the Lender ("Lender"). Following receipt of such notice, Tenant agrees to give such Lender a copy of any notice of default served by Tenant on Landlord. Tenant further agrees that if Landlord fails to cure any default as provided in Section 13.03 herein, Lender shall have an additional thirty (30) days within which to cure such default; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Lender commences such performance within said thirty-day period and thereafter diligently completes the same.

                         ARTICLE 13 - DEFAULT AND REMEDY

      Section 13.01. Default. The occurrence of any of the following shall be deemed an "Event of Default":

      (a) Tenant shall fail to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same shall be due and payable, or Tenant shall fail to pay any other amounts due Landlord from Tenant within ten (10) days after the same shall be due and payable.

      (b) Tenant shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of ten (10) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than ten days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently completes the required action within a reasonable time.

      (c) Tenant shall vacate or abandon the Leased Premises for any period, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days.

      (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant shall be insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

      Section 13.02. Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

      (a) Landlord may apply the security deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

      (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (as determined by Landlord) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

      (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

      (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

      (e) In addition to the defaults and remedies described above, the parties hereto agree that if Tenant defaults in the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Event of Default. Tenant acknowledges that (i) Landlord will incur additional unanticipated costs as a result of such repetitive defaults, including but not limited to administrative costs and legal fees, and (ii) the purpose of this provision is to adequately compensate Landlord for those costs, which would be difficult to determine with certainty. Therefore, Tenant agrees to pay to Landlord upon a default under this habitual default provision the amount of One Thousand Dollars ($1,000.00) as liquidated damages to cure such default, payable within ten (10) days after written demand therefor to Tenant by Landlord.

      Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord and to Lender, if any; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any rent due hereunder.

      Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory or punitive in nature), Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be personally liable for any deficiency.

      The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

      Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall be construed to be a waiver thereof or affect its right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

      Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

      Landlord shall have the right, at its option, upon at least thirty (30) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Leased Premises other space in the Building or in the Park, containing at least as much rentable area as the Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises. Landlord shall reimburse Tenant for all reasonable expenses incurred with and caused by such relocation (including telephone installation, moving of equipment and furniture, and printing of stationery with the Tenant's new address) within sixty (60) days following receipt from Tenant of invoices or receipts marked "paid in full." In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Leased Premises and any other matters pertinent thereto.

                    ARTICLE 15 - NOTICE AND PLACE OF PAYMENT

      Section 15.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to (i) the party who is to receive such notice at the address specified in the Basic Lease Provisions and (ii) in the case of a default notice from Tenant to Landlord, any Lender designated by Landlord. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

      Section 15.02. Place of Payment. All payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice to Tenant.

          ARTICLE 16 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

      Section 16.01. Definitions.

      a. "Environmental Laws" - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

      b. "Hazardous Substances" - Includes:

            (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" in any of the Environmental Laws; and

            (ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

     Section 16.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

      Section 16.03. Restrictions on Tenant. Tenant shall not cause or permit to occur:

      a. Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

      b. The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for general office use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

      Section 16.04. Notices, Affidavits, Etc.

            a. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

      b. Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord's request therefor, concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

      Section 16.05. Landlord's Rights.

      a. Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

      b. If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

      Section 16.06. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 16. The covenants and obligations of Tenant under this Article 16 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 17 - MISCELLANEOUS

      Section 17.01. Benefit of Landlord and Tenant. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

      Section 17.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Ohio.

      Section 17.03. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions.

      Section 17.04. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

      Section 17.05. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part thereof for the conduct of Tenant's business except as provided in this Lease.

      Section 17.06. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

      Section 17.07. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are those named in the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

      Section 17.08. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in Section 12.02 hereunder.

      Section 17.09. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

      Section 17.10. Financial Statements. [MINIMUM RENT UNDER $100,000 PER YEAR] During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an authorized officer or representative of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

                                      -OR-

      Section 17.10. Financial Statements. [MINIMUM RENT OVER $100,000 PER YEAR] During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

      Section 17.11. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

      Section 17.12. Representations and Indemnifications. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

      Section 17.13. Agency Disclosure. Tenant acknowledges having reviewed the Agency Disclosure Statement and Tenant acknowledges that said Statement is signed and attached hereto and made a part hereof as Exhibit C. The broker identified as representing Landlord in Item J of Section 1.01 hereof, and its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation and completion of this lease transaction.

      Section 17.14. Additional Provisions. Additional provisions, if any, are attached hereto as an Addendum, the provisions of which are incorporated herein by reference. In the event of any inconsistencies between the provisions of this Lease and of the Addendum, the provisions of the Addendum shall control.

      IN WITNESS WHEREOF, the Parties hereto have executed this Lease the day and year first above written.

                                     LANDLORD:

                                     DUKE REALTY LIMITED PARTNERSHIP,
                                     an Indiana limited partnership
WITNESSES:

-------------------------------      By: Duke Realty Investments, Inc.
-------------------------------          its General Partner
  (Printed)

-------------------------------
-------------------------------          By:
  (Printed)                                  ----------------------------------
                                             Ross C. Farro
                                             Vice President
                                             Cleveland Group


                                     TENANT:

                                     --------------------------------,
                                     a(n)
                                         ----------------------------


WITNESSES:                           By:
                                         ---------------------------------------
--------------------------------     Printed:
--------------------------------             -----------------------------------
(Printed)                            Title:
                                            ------------------------------------
--------------------------------
--------------------------------
(Printed)

STATE OF
         ---------------------  )
COUNTY OF                       ) SS:
         ---------------------  )


      Before me, a Notary Public in and for said County and State, personally appeared Ross C. Farro, by me known and by me known to be the Vice President/Cleveland Group of Duke Realty Investments, Inc., the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said partnership.

      WITNESS my hand and Notarial Seal this _______day of _________________, 1998.

                                     -------------------------------------------
                                     Notary Public

                                     -------------------------------------------
                                     (Printed Signature)

My Commission Expires: _________________________

My County of Residence: ________________________

STATE OF
        ------------  )
COUNTY OF             )  SS:
         -----------  )

                    Before me, a Notary Public in and for said County and State, personally appeared ________________, by me known and by me known to be the ________________ of ________________ a(n) ________________, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said corporation.

      WITNESS my hand and Notarial Seal this _____ day of _________________, 1998.


                                     -------------------------------------------
                                     Notary Public

                                     -------------------------------------------
                                     (Printed Signature)

My Commission Expires:
                      ---------------------------------
My County of Residence:
                      ---------------------------------